Exhibit 10.1

Biography for Turk Stovall

Turk is a fifth generation Montana Rancher who is the CEO and owner of Stovall Ranches LLC and Yellowstone Cattle Feeders LLC. Stovall Ranches is a diversified family ranch in Yellowstone and Big Horn counties on the Crow Indian Reservation operating a large Angus cow herd and an expansive stocker program supplying cattle into high grade beef programs. Yellowstone Cattle Feeders is Montana’s largest custom feedlot (25,000 head) that specializes in value adding services for Montana cattle producers and fattens cattle to supply local and national beef packers. Before returning home to the ranch, Turk held management positions with Certified Angus Beef LLC (The largest branded beef company in the USA), North Platte Feeders, Inc (80,000 head commercial custom feedlot) and ORIgen, Inc (A beef semen and embryo company specializing in production and domestic and international markets). Turk’s educational background includes a BS in Animal Science specializing in Livestock Management from Montana State University – Bozeman; MS in Animal Science double major in Ruminant Nutrition and Meat Science from Oklahoma State University – Stillwater; MBA specializing in Food and AgriBusiness from Krannert School of Management at Purdue University. His publications include many scientific abstracts and article’s in the Journal of Animal Science and other published research reports in addition to industry popular press. Turk has been an invited author and presenter on beef supply chain topics including consultation to well-known national beef programs. Currently, Turk serves as 2nd Vice President of the Montana Stockgrowers Association and has served by appointment by the US Secretary of the Department of Agriculture to serve on the Cattleman’s Beef Board. Turk has also served on the Yellowstone County Farm Bureau as Young Farmers and Ranchers Chair; Animal Care committees for both MT Farm Bureau and the American Farm Bureau and is a member of the National Cattlemen’s Beef Association. Turk and his wife Jenny have 3 children and spend a lot of time racing to 4H, soccer, football, wrestling and dance events.